EX-16.1
Stan Jeong-Ha Lee, CPA
2160 North Central Rd Suite 203 * Fort Lee *
NJ 07024 P.O. Box 436402* San Diego * CA 92143-6402
619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com

August 29, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Commissioners:

We have read the paragraphs pertaining to Stan Jeong-Ha Lee, CPA, included in Item 4.01 of Form 8-K dated August 29, 2013, of Premiere Opportunities Group, Inc.. ("the Company), to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm in those paragraphs.

Sincerely,

/s/ Stan Jeong-Ha Lee, CPA
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Stan Jeong-Ha Lee, CPA